                                                                     EXHIBIT 21


                        SUBSIDIARIES OF PALL CORPORATION

Pall Corporation owns 100% of the outstanding capital stock of those companies listed below, except where otherwise noted:

                                                           State or Other
                                                           Jurisdiction of
      Name of Company                                      Incorporation
      ---------------                                      -------------
Medsep Corporation                                         Delaware
Pall Aeropower Corporation                                 Delaware
Pall Biomedical, Inc.                                      Delaware
Pall International Corporation                             Delaware

Pall Puerto Rico, Inc.                                     Delaware
Pall Stratapac Ltd.                                        Delaware
Russell Associates Inc.                                    Delaware
Pall Filtron Corporation                                   Massachusetts

Pall (Canada) Limited                                      Canada
Pall Europe Limited                                        England
Pall Deutschland GmbH Holding                              Germany
Pall GmbH (a)                                              Germany

Pall Italia S.R.L.                                         Italy
Institut de Formation a la Filtration Pall (b)             France
Pall Biomedical France (b)                                 France
Pall France S.A.                                           France

Pall (Schweiz) A.G.                                        Switzerland
Pall Austria Filter Ges.m.b.H.                             Austria
Pall Espana S.A.                                           Spain
Pall Filtron AB(d)                                         Sweden

Pall Filtron Technology B.V. (d)                           The Netherlands
Pall Poland Limited (a)                                    Poland
Nihon Pall Ltd.                                            Japan
Pall Filtration Pte. Ltd.                                  Singapore

Pall Korea Limited                                         South Korea
Pall Filter (Beijing) Co., Ltd.                            China
Pall Asia International Ltd.                               Hong Kong
Pall Export Sales Corp., Limited (c)                       Jamaica

   (a) 100% owned by Pall Deutschland GmbH Holding.
   (b) 100% owned by Pall France S.A.
   (c) 100% owned by Pall International Corporation.
   (d) 100% owned by Pall Filtron Corporation.

All subsidiaries listed above are included in the consolidated financial statements for the fiscal years 1996, 1995 and 1994, or, in the case of corporations organized since August 1 1993, from the date of incorporation. The list does not include inactive subsidiaries.